Exhibit 99.1
Sleep Number Welcomes Travis Kelce as its Newest Strategic Partner and Investor

Kelce to Collaborate with Sleep Number on National Advertising and Content

MINNEAPOLIS, January 28, 2026 — Today, Sleep Number Corporation (Nasdaq: SNBR) announces a strategic partnership with three-time Super Bowl champion Travis Kelce and welcomes him as its newest investor. Kelce is a longtime Sleep Number customer, using the company’s products since 2019, and understands the benefits of life-changing sleep. Through this strategic partnership, Sleep Number and Kelce will work together to share Kelce’s Sleep Number journey and the effects Sleep Number products have had on his performance, recovery and overall wellbeing.

“Travis Kelce brings a winning mindset on and off the field. He understands first-hand the importance of sleep in everyday performance, especially in recovery,” said Linda Findley, Sleep Number President and CEO. “Travis’ passion for and awareness of the health benefits of sleep, combined with his business acumen, will be a helpful accelerator of our work as we continue to share our story and attract new, younger consumers to the brand.”

Over the next three years, Kelce will be featured in Sleep Number’s national advertising campaigns, including new TV commercials and digital content across social platforms and other channels.

“I’m intentional about where I invest and the brands I align with. I’ve slept on a Sleep Number bed for years, and it’s been a constant through different seasons of my career and life,” said Kelce. “The ability to adjust the bed as my recovery needs change is something I’ve personally relied on, and it’s why becoming an investor felt like a natural next step. This partnership reflects my confidence in where the company is headed and the growing opportunity around sleep.”

As part of the strategic partnership, Kelce will acquire common stock in the company on the open market and be granted compensatory restricted stock units that will vest over the initial three-year term of the relationship, subject to customary vesting conditions. Kelce will become one of Sleep Number’s top shareholders with under 5% company ownership, aligning his interests with that of all shareholders.

Sleep Number has been focused on revamping its marketing foundation and establishing a more effective and impactful marketing engine. The three-year brand collaboration with Kelce is one of multiple strategic components of a broader, integrated marketing offense.

This collaboration is a natural extension of Sleep Number’s deep engagement with the NFL. Since 2018, Sleep Number has served as the Official Sleep + Wellness Partner of the NFL, a nine-year relationship leveraging players, team partnerships and league-wide initiatives to drive brand visibility, consumer connection and cultural relevance. Today, that impact is clear: 83% of NFL players have a Sleep Number bed*, underscoring the brand’s central role in player wellness and performance.

Kelce is represented by 3 Arts Sports.

*Based on the number of active roster players eligible for the NFL player Sleep Number® bed program who purchased a bed between 7/23/18 and 12/13/24.

About Sleep Number Corporation
Sleep Number® is the leader in personalized sleep wellness. Its mattresses do more than just last—they evolve. With adjustable firmness, pressure-relieving support and temperature balancing comfort built into every mattress, Sleep Number beds adapt to customers’ changing needs, night after night, year after year.

Backed by over 40 years of innovation, 1,000+ patents and patents pending, and billions of hours of sleep data, Sleep Number has helped more than 16 million people achieve their best sleep.  The fully integrated model ensures quality, durability, and care at every step—from design and craftsmanship to delivery and long-term support.

Sleep Number products are awarded the industry's top recognitions, including ranked #1 in customer satisfaction for mattresses purchased in-store and online, and #1 in comfort, by J.D. Power. In addition, the company is the Official Sleep + Wellness Partner of the NFL, marking a relationship that leverages player health data, team partnerships, and league-wide initiatives to amplify brand awareness and drive consumer engagement.

Sleep Number mattresses, bases, bedding, and furniture are available exclusively at its 600+ stores nationwide and online. To learn more, visit SleepNumber.com or a store near you.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance, including those statements relating to the benefits of the Kelce relationship to the company, the company’s plans and expectations for future advertising efforts and allocation of marketing spend, and Kelce’s ownership position in the company after the potential vesting and settlement of equity awards are forward-looking statements subject to certain risks and uncertainties which could cause the company’s results to differ materially. The most important risks and uncertainties are described in the company’s filings with the Securities and Exchange Commission, including in Item 1A of the company’s Annual Report on Form 10-K and other periodic reports. Forward-looking statements speak only as of the date they are made, and the company does not undertake any obligation to update any forward-looking statement.

Investor Contact
investorrelations@sleepnumber.com

Media Contact
Muriel Lussier, Sleep Number Communications
muriel.lussier@sleepnumber.com